As filed with the U.S. Securities and Exchange Commission on August 14, 2026

File No. 001-43376

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

VYLOR INC.

(Exact name of registrant as specified in its charter)

Delaware	41-2930124
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

7100 NW 62nd Avenue
Johnston, Iowa	50131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 267-8382

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

VYLOR INC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included in this Form 10 is incorporated by reference to specifically-identified portions of the body of the information statement filed herewith as Exhibit 99.1 and which will be made available to stockholders. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1. Business.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “The Spin-Off,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Corteva,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Seed Business (Supplemental),” “Business,” “Certain Relationships and Related Person Transactions,” “Our Relationship with New Corteva Following the Spin-Off” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A. Risk Factors.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary—Summary of Risk Factors”, “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements”. Those sections are incorporated herein by reference.

Item 2. Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors,” “Capitalization,” “Unaudited Pro Forma Consolidated Financial Statements,” “Notes to Unaudited Pro Forma Consolidated Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Corteva” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Seed Business (Supplemental),” and “Index to the Financial Statements” (and the financial statements and related notes referenced therein). Those sections are incorporated herein by reference.

Item 3. Properties.

The information required by this item is contained under the section of the information statement entitled “Business—Facilities.” That section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5. Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.

Item 6. Executive Compensation.

The information required by this item is contained under the sections of the information statement entitled “Compensation Discussion and Analysis” and “Executive Compensation.” Those sections are incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary—Summary of Risk Factors,” “Risk Factors,” “Management,” “Executive Compensation,” “Certain Relationships and Related Person Transactions” and “Our Relationship with New Corteva Following the Spin-Off.” Those sections are incorporated herein by reference.

Item 8. Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Corteva,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Seed Business (Supplemental)” and “Business—Environmental and Other Legal Proceedings.” Those sections are incorporated herein by reference.

Item 9. Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors,” “The Spin-Off,” “Dividend Policy,” “Capitalization” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

The information required by this item is contained under the section of the information statement entitled “Description of Our Capital Stock.” That section is incorporated herein by reference.

Item 11. Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors,” “The Spin-Off,” “Dividend Policy,” “Capitalization” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of Our Capital Stock.” That section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained under the sections of the information statement entitled “Unaudited Pro Forma Consolidated Financial Statements,” “Notes to Unaudited Pro Forma Consolidated Financial Statements” and “Index to the Financial Statements” (and the financial statements and related notes referenced therein). Those sections are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Financial Statements and Exhibits.

(a)
Financial Statements

The information required by this item is contained under the sections of the information statement entitled “Unaudited Pro Forma Consolidated Financial Statements,” “Notes to the Unaudited Pro Forma Consolidated Financial Statements” and “Index to the Financial Statements” (and the financial statements and related notes referenced therein). Those sections and such financial statements and related notes are incorporated herein by reference.

(b)
Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement by and among Corteva, Inc., Vylor Inc., and solely for the purposes set forth therein, EIDP, Inc.†

3.1	Form of Amended and Restated Certificate of Incorporation of Vylor Inc.

3.2	Form of Amended and Restated Bylaws of Vylor Inc.

10.1	Form of Tax Matters Agreement by and among Corteva, Inc. and Vylor Inc.

10.2	Form of Employee Matters Agreement by and between Corteva, Inc. and Vylor Inc.

10.3	Form of Transition Services Agreement by and between Corteva, Inc. and Vylor Inc.†

10.4	Form of Intellectual Property Matters Agreement by and between Corteva, Inc. and Vylor Inc.†

10.5	Form of Global Master Seed Treatment Supply Agreement by and between Corteva Agriscience, LLC. and Pioneer Hi-Bred International, Inc.†

21.1	Subsidiaries of Vylor Inc.*

99.1	Information Statement of Vylor Inc., preliminary and subject to completion, dated , 2026.

99.2	Form of Notice Regarding the Internet Availability of Information Statement Materials.

* To be filed by amendment.

† Certain information in this exhibit has been redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Vylor Inc.
By:	/s/ David P. Johnson
Name: David P. Johnson
Title: Chief Financial Officer

Date: August 14, 2026